Exhibit 10.46

Employment Contract

Party A (Employer)

Name of Company: Shenzhen Highpower Technology Co., Ltd.

Address: Building A1, 68 Xinxia Street, Pinghu, Longgang, Shenzhen, Guangdong, People’s Republic of China

Legal Representative: Dang Yu Pan

Tel: ***

Party B (Employee):

Name of Employee: Sunny Pan

Sex: Male

Birth Date:

ID Card / Passport No.: ***

Address:

Tel: ***

Considering that

Party B is willing to be employed by Party A and contribute wisdom to Party A’s enterprise. Party A is willing to recruit Party B and delicate to increasing investors’ ROI and employees’ welfare at the same time.

Party A has informed Party B of job content, work condition, work place, occupational hazard, safety production situation, labor remuneration, labor discipline and other situation which Party B demands to know.

Party B has been aware of its job content, work condition, work place, occupational hazard, safety production situation, labor remuneration, labor discipline and other situation.

Party A had ensured Party A that the materials related to employment provided by Party B is real and legal.

The Parties, intending to be bound hereby, agree to enter into this Employment Contract on the basis of equality, free will and mutual consultation pursuant to the Labor Law of the People’s Republic of China (“PRC”), the Labor Contract Law of the PRC and other laws, regulations and rules.

Article 1 Term of the employment contract

1. Both Party A and Party B agree that the term of the employment contract shall be determined as set forth in Item 1 below:

Hires duration: From January 1, 2018 to December 31, 2022.

Article 2 Job Description and Workplace Location

1. Party B shall engage in the job of CFO.

Party A may adjust reasonably Party B’s job positions and job content based on personnel system, operational business needs and Party B’s performance.

2. Party A shall have the right to adjust Party B's position (including but not limited to, the downgrade of the position of Party B in accordance with Party A's performance-related system and Party B's performance appraisal rating is D). If Party B is still incompetent after adjustment, Party A shall have the right to cancel the Employment contract.

3. Party B's position adjustment shall not affect the validity of this contract during the period of employment.

4. Party A may change Party B’s workplace location according to operation and business needs and Party B is willing to obey the agreement, change Party B’s workplace location and complete work task initiatively.

Party B’s workplace location may be arranged at as below:

(1)                Shenzhen Pinghu Street

(2)                Shenzhen Guanlan Street

(3)                Huizhou (Industrial Park)

(4)                Ganzhou (Industrial Park)

Article 3 Working Hours, Rest and Leave Entitlements

1. The working hours of Party B shall be determined as set forth in Item 1 below.

Party A shall comply with Party A's manage regulations and carry out Party B's work hours and rest leave in accordance with the regulations of the State and in combination with the actual conditions of production and work.

1. Both Party A and Party B agree that the term of the Employment contract shall be determined as set forth in Item 1 below:

(1)The normal working hours system

In addition to fixed overtime, Party B shall apply for overtime by letter which shall be approved by the leader and handed to Human Resources Department for final approval. The confirmed overtime is allowed to take working days off in the same month.

(2)A cumulative working hours system

a. It means that working hours shall be calculated comprehensively by year, in the meanwhile Party A shall ensure that Party B’s working time per day and per week shall basically accord to the legal standard working hours.

(3) The non-fixed working hours system

Party B’s working hours shall be determined by job demand and Party A’s arrangement.

2. Party A shall adopt reasonable working hours methods like co-located work, co-located rest, holidays by turns, days off and flexible working hour to ensure Party B’s Rest and Leave Entitlements and the completion of production and work task.

3. Vacation

Party B shall take the vacation according to Party A’s regulation.

Article 4 Work Remuneration

1. Party A shall formulate salary distribution system by law and inform Party B that the wages paid by Party A to Party B shall not be less than the minimum wage standard stipulated by the people’s government.

(1) Party B’ remuneration shall be approved in accordance with the salary management system implemented by Party A, and the remuneration of Party B will be adjusted with the adjustment of the salary system of Party A.

(2) Party A does not pay Party B a fixed salary, which is linked to Party B's actual attendance. The performance bonus shall be carried out in accordance with Party A's salary system and regulations such as performance appraisal.

(3) Party A has the right to review the wages of Party B periodically or intermittently, and to adjust the salary and treatment of Party B accordingly according to the operating condition of Party A, the change of position and rank of Party B and the results of performance appraisal.

Article 5 Social insurance and social benefits

1. Party A and B participate in social insurance and pay social insurance premiums in accordance with the relevant provisions of the state and provinces and municipalities.

2. If Party B has occupational diseases or work-related injuries, Party A shall execute the regulations according to Law of Occupational Disease Prevention and Treatment and The Regulation on Work Injury Insurance.

Article 6 Labor Protection, Working Conditions and Protections Against Occupational Hazards

1. According to the related stipulation of labor protection from the state, province and city, Party A provides standard working condition and necessary labor protection facilities, insuring Party B’s safety and health during work.

2. According to the related stipulation from the state, province and city, Party A shall provide special protection for female workers and underage workers.

3. Party B is entitled to refuse Party A’s illegal command and command on risky work. Party B is entitled to demand Party A to correct the behaviors on safety and health hazards.

Article 7 Regulations

1. Party A shall inform Party B of rules and regulations formulated by Party A according to law.

2. Party B shall abide by rules and regulations formulated by Party A according to law and the related stipulation of labor protection from the state, province and city, finish the work tasks, improve vocational skills, and observe the safety operating rules and professional ethics.

3. If Party B violates against labor discipline and rules and regulations, Party A is entitled to hold accountable for Party B and terminate the contract according to the Employment contract. If hence Party A suffer loss, Party A has right to pursue Party B's liability for damages.

4. Party B shall obey the related stipulation of Birth Control from the state, province and city.

Article 8 Party A’ Rights and obligations

1. Party A has the right to adjust Party B's working position and working place according to Party B's actual working ability and working needs.

2. Party A has the right to manage Party B in accordance with Party A's rules and regulations

3. Party B's post achievements and intellectual property rights during the period of employment shall be owned by Party A.

4. Party A can provide Party B with special training according to the need of work, and shall request Party B to sign training agreement accordingly.

Article 9 Party B’ Rights and obligations

1. Party B has the basic working rights and related benefits as prescribed.

2. Party B is entitled to the corresponding remuneration and promotion opportunities, and has the right to enjoy the rest and vacation prescribed by Party A's rules and regulations.

3. Party B has the right to propose work improvement suggestions.

4. Party B has the obligation to safeguard Party A's interests and reputation and to abide by Party A's rules and regulations.

5. Party B has the obligation to strictly abide by Party A's trade secrets and technical secrets in strict accordance with the requirements of this contract, Party A's rules and regulations, and the relevant agreements and undertakings signed by Party B.

6. Party B guarantees that all kinds of documents and other relevant information for the work of providing goods to Party A are consistent with the actual situation of the person, and there is no falsehood or fraud.

7. Party B shall not engage directly or indirectly through any person, partnership, business or other entity to engage in any commercial activity that may create actual or expected conflicts of interest with Party B's duties acting in the best interests of Party A at any time.

Article 10 Secondary occupation restriction

Party B promises that during the term of this contract, without the written consent of Party A or the relevant agreement with Party A, it shall not engage in the second occupation directly or indirectly, whether or not it is paid for such acts or whether it is utilized in Party A. Working time. These second occupations include, but are not limited to: (1) being employed by any third party or providing services to any third party, whether or not such third parties produce or operate similar products or provide similar services with Party A, and These third parties act as partners, shareholders, directors, supervisors, senior management, employees, representatives, agents or consultants. or (2) investing in a business. If Party B violates these regulations, Party A has the right to deal with Party B until the contract is terminated.

Article 11 Intellectual Property

1. Both parties confirm that Party B's work during Party A's work (including one year from the date of resignation), due to the performance of his duties or the tasks assigned by Party A, or the use of Party A's material conditions and business information, etc. Inventions, utility models, designs, know-how, products, computer software, works or other forms of intellectual achievement that are conceived, developed, created or developed by themselves or with others, All intellectual property rights or other property rights (hereinafter collectively referred to as “intellectual property rights”) contained in or related to them are owned by Party A.

2. Party A has the right to use, transfer or authorize others to use the above intellectual property rights without the consent of Party B.

3. Party A and Party B agree that Party A's remuneration package paid to Party B has considered all the awards that Party B should receive under all applicable laws and this contract for the granting of patent rights by Party B's service inventions and the implementation, licensing or transfer of the aforementioned patent rights. , remuneration and other benefits.

Article 12 Confidentiality agreement and competition agreement

Party B during the term of this contract and after the stop or remove of the contract, shall not disclose to any third party any form of commercial and technical secrets of party a, and business information (including but not limited to party a's client list, management mode, management plan, way to trade, trade contracts, financial status, etc.) in the party A and party B with party a's requirements during the work the other confidential information, arty B shall not use or allow others to use the above secrets or information, and shall not use such secrets or information for profit or to damage the interests of party A and any third party. The above confidentiality obligations shall also apply to the business and technical secrets and business information obtained by party b for work reasons and belonging to a third party (such as party a's customers). If party b violates the confidentiality obligation, it shall stop the breach and compensate party for all losses.

The materials and information related to party A's business obtained by party b during the labor contract shall be owned by party a, and party b shall return all such materials and information to party a before leaving the company.

Party B agrees that party a may enter into a separate non-competition agreement with party B according to the nature of party b's position or relevant regulations of the company, which stipulates that party B shall not compete with party A in any way within a certain period after the rescission or termination of this contract. The rights and obligations of party A and party B in respect of engagement shall be subject to the separate engagement limitation agreement.

Article 13 Work handover

1. Regardless of the reason for termination or cancellation of this contract, Party B shall handle the handover of work. Party B shall complete the following procedures in accordance with the requirements of Party A:

(1) Duty of work and assignment of work: including but not limited to the presentation of the work content, the progress of the work/project being processed, the customer relationship, and the return of documents and materials, files and information containing Party A’s technical secrets or trade secrets. System permissions, etc. These work assignments should have detailed written material descriptions to make the post-transfer work go smoothly.

(2) Accept and cooperate with Party A's necessary audit of Party B's work during its work.

(3) Returning the property of Party A, including but not limited to returning office assets to Party A, borrowing funds, signing the letter of commitment, returning the keys, label, meal card and any business held or controlled by Party A. Or the property associated with the transaction, etc.

2. If Party B fails to handle or hand in the work handover procedures in a timely manner, causing losses to Party A, Party B shall compensate them.

3. If Party B causes economic losses to Party A due to personal reasons during the work period, or Party B shall be liable for compensation according to this contract or the training agreement signed by both parties, Party B shall agree that Party A may settle the settlement payment from Party B (including but not limited to wages). , unsigned labor contract double wages, overtime pay, compensation, compensation, various vacation benefits, social insurance, provident fund, etc.) deducted accordingly.

Article 14 Contract Changes

1. Both parties may change the contract by consensus. The change contract should be in writing. The change contract should be in writing. Each party to the revised contract text shall hold one copy.

2. The relevant content of this contract may be changed in one of the following situations:

(1) The objective situation on which the contract was based was significantly changed, resulting in the failure to perform this contract;

(2) Party A shall reasonably adjust the work position of Party B according to its personnel system, business needs and the performance of Party B;

(3) Party B cannot work or is not qualified for the original post (type of work).

Article 15 Cancellation and Termination the Employment contract

1. Except for the renewal of the agreement by both parties, the labor relationship between the two parties shall terminate upon the expiration of this contract.

2. In any of the following circumstances, the labor contract is terminated:

(1) The expiration of the labor contract;

(2) Party B retires or begins to enjoy basic pension insurance benefits according to law;

(3) Party B dies or is declared dead or declared missing by the people's court;

(4) Party A is declared bankrupt according to law;

(5) Party A is revoked of the business license, ordered to close, canceled, or Party A decides to dissolve in advance;

(6) Other legal circumstances.

3. If Party B has one of the following circumstances, Party A has the right to terminate the labor contract:

(1) During the probation period, the assessment will not pass (the grade of the corrective defense is C or below) or the recruitment requirements will not be met (three days notice);

(2) Serious violation of Party A's rules and regulations;

(3) Party B is sick or has a public injury, and is engaged in the original work after the prescribed medical period has expired, and cannot engage in any work arranged by Party A;

(4) Not qualified for work, after training or adjusting jobs, still not qualified for work;

(5) The objective situation on which the labor contract was based was significantly changed, resulting in the inability to perform the labor contract. After consultation between the two parties, it was not possible to reach an agreement on changing the content of the labor contract;

(6) Serious misconduct, malpractice, corruption and other serious bad behaviors, causing significant damage to Party A’s interests or reputation;

(7) Engaged in the second occupation, which has a serious impact on the completion of Party A’s work tasks, or has been rejected by Party A and refused to correct it;

(8) The information provided by Party B's personal resume and job application registration form (including but not limited to the degree certificate, diploma, foreign language grade certificate, qualification certificate, ID card and other valid personal documents and information) does not match the actual situation of the person;

(9) By means of fraud, coercion or victorious or other means, Party A may enter into or change this contract in violation of the true meaning;

(10) Deliberately disclose the business secrets of Party A;

(11) Private speculation;(The so-called speculation refers to: 1. The act of transferring the orders of the company's customers to the company. 2. The order placed by the company's customers is the type and model of the battery that Party A did not produce or because of the price factor. If the battery is considered for outsourcing, Party B will transfer the order to other companies without the consent of Party A);

(12) Party B is held criminally responsible;

(13) Other legal circumstances

4. If Party A forces Party B to work by means of violence, threats or illegal restrictions on personal freedom, or Party A violates the rules and directs the risky operation to endanger the personal safety of Party B, Party B may immediately terminate the labor contract without prior notice to Party A.

5. Party B shall notify Party A in writing 30 days in advance (three days before the trial period), and the labor contract may be terminated. If Party B terminates the labor contract in violation of the terms of this agreement and causes losses to Party A, it shall be liable for compensation.

6. Party B may terminate this contract in advance by mutual agreement.

7. If Party B terminates the contract in advance and pays Party A the liquidated damages according to the agreement signed by both parties, Party A shall pay Party A the liquidated damages.

8. In any of the following circumstances, Party A shall have the right to terminate the labor contract after notifying Party B in writing 30 days in advance or paying Party B's salary for one month;

(1) Party B is sick or not injured because of public injury. After the prescribed medical period expires, Party B cannot perform the original work, nor can it engage in any work arranged by Party A;

(2) Party B is not qualified for the job. After training or adjusting the position, Party B is still not qualified for the job;

(3) The objective situation on which the labor contract was based was significantly changed, resulting in the inability to perform the labor contract. After consultation between the two parties, it was not possible to reach an agreement on changing the content of the labor contract;

(4) Other legal circumstances.

9. Party A may have one of the following circumstances:

(1) Carry out bankruptcy reorganization;

(2) Serious difficulties in production and operation;

(3) The enterprise changes production, major technological innovation or adjustment of business methods. After the labor contract is changed, the personnel still need to be reduced;

(4) The objective economic situation on which the labor contract was concluded was significantly changed, resulting in the failure to perform this contract;

(5) Other legal circumstances.

Article 16 Legal responsibilities for violating the Employment contract

1. Regarding any party who violates the Employment contract and raise the revocation and causes economic losses to the other party, they shall bear the legal responsibility according to how serious the result and responsibility is; if two side both have made a mistake, according to the real situation, two sides shall bear legal responsibility separately.

2. With C funding the training, if Party B terminate the Employment contract in advance, Party B shall compensate Party A for the following losses:

(1) Training fee: training compensation fee= (the Contract total months – served months) / the Contract total months * actual cost for training

(2) the served months count from the day on which the Contract is signed.

Article 17 The remove of Employment contract and termination process

When Party A and Party B cancel and terminate the Contract, Party B shall transfer the work in accordance with the agreement of the two sides. Party A shall issue a written confirmation to Party B in accordance with the law and do the file and social security transfer within 15 days.

Article 18 Dispute Settlement

Labor disputes occurring in a joint venture shall first of all be solved through consultation by the two parties. If consultation fails, they can ask the worker representative congress’s permanent branches for help to solve the dispute, or apply to the labor dispute mediation committee of their unit for mediation; or apply arbitration committee for labor disputes for judgment directly. If two parties have an objection to the arbitral decision, they shall obey the decision. If the arbitration ruling is not accepted, then litigation may be commenced in the People's Court.

Article 19 After the equal agreement between Party A and Party B, the following contents are agreed upon.

Party A and Party B unanimously agree that Party B and Party A shall automatically terminate the labor contract signed by Party A and other related companies of Party A before the signing of this contract from the date of signing this labor contract.

Article 20 Other

1. The related regulatory framework have the same legal force as the Contract.

2. The unsettled affairs in the Contract or the terms which is against the existing rules and regulations shall be executed according to the existing rules and regulations.

3. The contract shall go into force after the signature of both parties. Alteration or signature without written authorization is invalid.

4. The unsettled affairs in the Contract shall be executed according to Party A’s rules and regulations.

5. If there is any change in the ID/passport number, home address/residence address and/or the location of the account provided by Party A, Party B shall notify Party A within 5 working days from the date of the change. If Party B fails to notify Party A in accordance with the provisions of this Article, Party A shall send the documents in accordance with the address and relevant information provided by Party B to Party A for the last time.

Article 21 This Contract is in duplicate, each of the parties has one copy. The contract shall go into force after the signature of both parties.

Party A	Party B
Signature	Signature
Date	Date